Filed Pursuant to Rule 424(b)(5)

Registration File No. 333-172368

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed amount to be offered	Proposed maximum offering price per unit(1)	Proposed aggregate maximum offering price(1)	Amount of registration fee(1)
Common Stock ($.01 par value per share)	3,000,000	$26.80	$80,400,000	$10,967

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices on July 16, 2013. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on February 18, 2011 (File No. 333-172368) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The information in this “Calculation of Registration Fee” table (including the footnotes hereto) shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

Prospectus Supplement

To prospectus dated February 18, 2011

Healthcare Realty Trust Incorporated

3,000,000 Shares of Common Stock

Healthcare Realty Trust Incorporated (“HR” or the “Company”) is a self-managed and self-administered real estate investment trust, or “REIT,” that owns, acquires, manages, finances and develops income-producing real estate properties primarily associated with the delivery of outpatient healthcare services throughout the United States.

The Company is offering 3,000,000 shares of its common stock, par value $0.01 per share, to be sold pursuant to this prospectus supplement and the accompanying prospectus. The Company’s common stock trades on the New York Stock Exchange (NYSE) under the symbol “HR.” On July 15, 2013, the last reported sales price of the Company’s shares as reported on the NYSE was $27.15 per share.

The sole underwriter has agreed to purchase the shares of the common stock from the Company at a price of $26.1285 per share, which will result in approximately $78.2 million in net proceeds to the Company after deducting estimated offering expenses. The underwriter proposes to offer our common stock from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting.” Delivery of the shares of common stock will be made on or about July 19, 2013.

Investing in our common stock involves risks and uncertainties. You should carefully read and consider the “Forward-Looking Statements and Risk Factors” beginning on page S-1 of this prospectus supplement, the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 3 and 5, respectively, of the accompanying prospectus and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan

The date of this prospectus supplement is July 16, 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement shall control.

Neither the Company nor the underwriter have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that information contained in any document incorporated or deemed to be incorporated by reference is accurate as of any date other than the date of that document. Our business, financial condition, prospects and results of operations may have changed since those respective dates.

The distribution of this prospectus supplement and the accompanying prospectus in some jurisdictions may be restricted by law. The Company and the underwriter are offering to sell, and seeking offers to buy, shares only in jurisdictions where offers and sales are permitted. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

Before making an investment in the Company’s common stock, you should carefully consider, among other factors, the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement and the accompanying prospectus do not describe all of the risks of an investment in the Company’s common stock. You should consult your own financial and legal advisors as to the risks entailed by an investment in these shares and the suitability of investing in such shares in light of your particular circumstances.

This prospectus supplement, the accompanying prospectus and other materials the Company has filed or may file with the Securities and Exchange Commission (“SEC”), as well as information included in oral statements or other written statements made, or to be made, by senior management of the Company, contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the following:

•	The Company’s expected results may not be achieved;

•	The Company has incurred significant debt obligations and may incur additional debt and increase leverage in the future;

•

The unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in the Company’s debt ratings could have an adverse effect on the Company’s ability to meet its debt payments, make dividend payments to stockholders or engage in acquisition and development activity;

•	The Company is exposed to increases in interest rates, which could adversely impact its ability to refinance existing debt, sell assets or engage in acquisition and development activity;

•

The Company may decide or may be required under purchase options to sell certain properties. The Company may not be able to reinvest the proceeds from sale at rates of return equal to the return received on the properties sold;

•	Covenants in the Company’s debt instruments limit its operational flexibility, and a breach of these covenants could materially affect the Company’s financial condition and results of operations;

•	A change to the Company’s current dividend payment may have an adverse effect on the market price of the Company’s stock;

•	If lenders under the Company’s unsecured credit facility fail to meet their funding commitments, the Company’s financial position would be negatively impacted;

•	Owning real estate and indirect interests in real estate is subject to inherent risks;

•	The Company may incur impairment charges on its real estate properties or other assets;

•

If a healthcare tenant loses its licensure or certification, becomes unable to provide healthcare services, cannot meet its financial obligations to the Company or otherwise vacates a facility, the Company would have to obtain another tenant for the affected facility;

•

If the Company is unable to promptly re-let its properties, if the rates upon such re-letting are significantly lower than the previous rates or if the Company is required to undertake significant expenditures to attract new tenants, then the Company’s business, financial condition and results of operations would be adversely affected;

•	Certain of the Company’s properties are special purpose healthcare facilities and may not be easily adaptable to other uses;

•	The Company has, and may have more in the future, exposure to fixed rent escalators, which could impact its growth and profitability;

•	The Company’s real estate investments are illiquid and the Company may not be able to sell properties strategically targeted for disposition;

•	The Company is subject to risks associated with the development of properties;

•	From time to time, the Company may make material acquisitions and developments that may involve the expenditure of significant funds and may not perform in accordance with management’s expectations;

•	The Company is exposed to risks associated with entering new geographic markets;

•	The Company’s expiring long-term single-tenant net leases may not be extended;

•

The Company’s revenues depend on the ability of its tenants and sponsoring health systems under its leases and property operating agreements to generate sufficient income from their operations to make loan, rent and shortfall payments to the Company;

•	Many of the Company’s properties are held under ground leases. These ground leases contain provisions that may limit the Company’s ability to lease, sell, or finance these properties;

•	Adverse trends in the healthcare service industry may negatively affect the Company’s lease revenues and the value of its investments;

•	If the Company fails to remain qualified as a REIT, the Company will be subject to significant adverse consequences, including adversely affecting the value of its common stock;

•	Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends;

•	Complying with the REIT requirements may cause the Company to forego otherwise attractive opportunities;

•	Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended;

•	New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Company to qualify as a REIT;

•	The Company’s Articles of Incorporation contain limits and restrictions on transferability of the Company’s common stock which may have adverse effects on the value of the Company’s stock;

•	The Company may experience uninsured or underinsured losses related to casualty or liability; and

•	The Company is subject to cyber security risks.

Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by the Company with the SEC, including Forms 8-K, 10-Q and 10-K (including those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement and the accompanying prospectus or the Company’s filings and reports.

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section beginning on page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Unless the context otherwise requires, as used in this prospectus supplement and the accompanying prospectus, the terms “HR,” “Healthcare Realty,” “the Company,” “we,” “us” and “our” include Healthcare Realty Trust Incorporated, its subsidiaries and other entities in which Healthcare Realty Trust Incorporated or its subsidiaries own an interest.

Information About Healthcare Realty Trust Incorporated

Healthcare Realty Trust Incorporated was incorporated in Maryland in 1993 and is a self-managed and self-administered real estate investment trust, or “REIT,” that owns, acquires, manages, finances and develops income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States.

The Company operates so as to qualify as a REIT for federal income tax purposes. As a REIT, the Company is not subject to corporate federal income tax with respect to that portion of its ordinary income or capital gain that is currently distributed to its stockholders.

The Company had investments of approximately $3.0 billion in 205 real estate properties and mortgages as of March 31, 2013. The Company’s 200 owned real estate properties are located in 28 states and total approximately 13.5 million square feet. The Company provides property management services to approximately 10.1 million square feet nationwide.

Business Strategy

Healthcare Realty’s strategy is to own and operate healthcare properties, primarily medical office buildings and outpatient related facilities, that produce stable and growing rental income. To execute its strategy of managing and growing its portfolio of healthcare properties, the Company undertakes a broad spectrum of real estate services including property management, leasing, acquisition, development, financing and disposition. The Company focuses its portfolio on facilities located on or near the campuses of large, acute care hospitals and associated with leading health systems because management views these facilities as more stable and lower-risk over time. Management seeks to lower the Company’s overall financial and operational risks by owning properties in diverse geographic locations and through the diversity of its tenants, which include over 30 physician specialties, as well as surgery, imaging, cancer, and diagnostic centers.

According to the Centers for Medicare & Medicaid Services, the nation’s overall healthcare spending in 2011 was $2.7 trillion, representing 17.9% of the nation’s gross domestic product (“GDP”). Total healthcare spending is expected to grow and could reach an estimated 19.6% of GDP by 2021. Historically, more than half of the nation’s healthcare spending has been received by outpatient-related facility tenants. The aging population is a key driver of healthcare utilization in the U.S., with the population cohort over the age of 65 expected to increase from 13.3% of the population in 2011 to 16.1% by 2020. According to the US Census Bureau, those over 65 years of age visit physician offices 6.9 times each year, compared to 2.3 times for those under 45 years old. As a result of these spending and utilization pressures, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 was enacted, in part, to shift more care from higher-cost, inpatient settings to lower-cost, outpatient settings. Management believes that the Company, with its portfolio of outpatient properties, is positioned to benefit from this continuing shift of healthcare delivery settings.

THE OFFERING

Issuer	Healthcare Realty Trust Incorporated

Common Stock Offered	3,000,000 shares

Common Stock to be outstanding

after the offering	95,860,009 shares(1)

Use of Proceeds	The net proceeds from this offering will be used for the acquisition of healthcare facilities, the repayment of outstanding borrowings under the Company’s unsecured credit facility, and other general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest	The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received and may in the future receive customary fees and commissions. The Company anticipates that more than 5% of the net proceeds of this offering may be used to reduce outstanding indebtedness under its unsecured credit facility. An affiliate of the underwriter acts as a lender and agent under the Company’s unsecured credit facility and may receive a portion of the proceeds from this offering. For additional information, see “Underwriting—Conflicts of Interest.”

Dividends	The Company is currently paying dividends of $0.30 per quarter, or $1.20 per year, per share of common stock.

NYSE Symbol	HR

Risk Factors	An investment in our common stock involves various risks and uncertainties. For information on the risks and uncertainties, see “Forward-Looking Statements and Risk Factors” beginning on page S-1.

Restrictions on Ownership	Our common stock is subject to certain ownership and transfer restrictions in connection with our qualification as a REIT. For additional information, see “Description of Common Stock — Restrictions on Transfer” in the accompanying prospectus.

(1)	The number of shares of the Company’s common stock outstanding after this offering is based on shares outstanding as of July 16, 2013, and excludes, as of July 16, 2013, 736,030 shares of common stock reserved for issuance under the Company’s 2007 Employees Stock Incentive Plan, 489,770 shares of common stock reserved for issuance under its Dividend Reinvestment Plan, and 549,546 shares of common stock reserved for issuance under its 2000 Employee Stock Purchase Plan.

Transfer Agent

Wells Fargo, N.A., Shareowner Services is the transfer agent and registrar for the common stock.

Principal Executive Offices

The principal executive offices of the Company are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203. The telephone number of the principal executive offices is (615) 269-8175.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $78.2 million after deducting underwriting discounts and commissions and estimated offering expenses. The Company will use the net proceeds from this offering for the acquisition of healthcare facilities, the repayment of outstanding borrowings under its unsecured credit facility due April 2017 (the “Credit Facility”), and other general corporate purposes. There was $235.0 million outstanding under the Credit Facility as of July 16, 2013. Such balance included the prepayment on June 28, 2013 of 7.25% mortgage indebtedness to Teachers Insurance and Annuity Association of America in the amount of $94.3 million, including $17.3 million in accrued interest and prepayment premiums. The balance on the Credit Facility fluctuates routinely in the ordinary course of the Company’s business from various sources and uses of funds. Loans outstanding under the Credit Facility (other than swing line loans and competitive bid advances) bear interest at a rate equal to LIBOR plus a margin ranging from 0.95% to 1.75% (currently, 1.40%) based on the Company’s unsecured debt ratings. In addition, the Company pays a facility fee per annum on the aggregate amount of commitments that ranges from 0.15% to 0.35% (currently, 0.30%) based on the Company’s unsecured debt ratings. An affiliate of J.P. Morgan Securities LLC is a lender under the Credit Facility and therefore will receive a portion of the net proceeds from this offering used to repay outstanding amounts on the Credit Facility. For additional information, see “Underwriting—Conflicts of Interest.”

UNDERWRITING

The Company has entered into an underwriting agreement with J.P. Morgan Securities LLC with respect to the shares being offered. Subject to the terms and conditions of the underwriting agreement, the Company has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the Company, 3,000,000 of shares of common stock at a price per share of $26.1285.

The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriter is committed to take and pay for all of the shares of common stock offered by this prospectus supplement.

The underwriter proposes to offer the shares of our common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of our common stock for whom they may act as agents or to whom they may sell as principals. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

The Company has agreed to indemnify the underwriter and its controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The Company’s common stock is traded on the New York Stock Exchange under the symbol “HR.”

The Company estimates that the total expenses of the offering, including registration, filing, listing and printing fees and legal, accounting and miscellaneous expenses, but excluding the underwriting discounts, will be approximately $200,000 and are payable by the Company.

The Company has agreed, that, except for common stock issued in this offering and subject to certain additional exceptions, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended, relating to, any shares of its common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of J.P. Morgan Securities LLC for a period of 30 days after the date of this prospectus supplement. J.P. Morgan Securities LLC, in its sole discretion, may waive this lock-up agreement at any time without notice.

Certain of the Company’s directors and executive officers have also agreed that, subject to certain exceptions, such persons will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or warrants to purchase common stock, for a period of 30 days after the date of this prospectus supplement.

A prospectus supplement in electronic format may be made available on Internet websites maintained by the underwriter of this offering. Other than the prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus supplement or the registration statement of which the prospectus supplement forms a part.

Conflicts of Interest

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

The net proceeds from this offering will be used for the acquisition of healthcare facilities, the repayment of outstanding borrowings under the Company’s unsecured credit facility, and other general corporate purposes. The Company anticipates that more than 5% of the net proceeds of this offering may be used to reduce outstanding indebtedness under its unsecured credit facility. J.P. Morgan Securities LLC is a joint lead arranger and joint bookrunner under the Company’s unsecured credit facility. In addition, an affiliate of J.P. Morgan Securities LLC is a lender and the syndication agent under the Company’s unsecured credit facility and may receive a portion of the net proceeds from this offering used to repay outstanding amounts on the unsecured credit facility. Nonetheless, in accordance with FINRA Rule 5121(f), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the Company is a real estate investment trust, and this offering is otherwise being made in compliance with FINRA Rule 5121.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell shares of common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus

Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

(A) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

(C) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for, the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This document as well as any other material relating to the shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus (the “Shares”) do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The Shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

The Shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time.

This document as well as any other material relating to the Shares is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. It is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement and the accompanying prospectus have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the common shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the common shares for resale in Australia within 12 months of that common shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

LEGAL MATTERS

The validity of the shares offered by this prospectus supplement and certain matters of United States federal income tax law will be passed upon for the Company by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee. Bryan Cave LLP, St. Louis, Missouri, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements and schedules as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, also incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549 and at regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference rooms. The Company’s SEC filings are also available to the public at the SEC’s website at www.sec.gov. In addition, the Company’s common stock is listed for trading on the NYSE. You can inspect the Company’s reports, proxy statements and other information at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

The Company makes available free of charge through its website, which you can find at www.healthcarerealty.com, the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or

15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Information on the Company’s website shall not be deemed to be a part of the prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that the Company can disclose important information to you by referring you to another document that the Company has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that the Company files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

The following documents are incorporated by reference (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934, as amended, in accordance with the Securities Exchange Act of 1934, as amended, and applicable SEC rules):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013;

•	The Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 28, 2013;

•	The Company’s Current Reports on Form 8-K filed on March 15, 2013; March 21, 2013; March 26, 2013; March 29, 2013; May 16, 2013; July 1, 2013; and July 15, 2013;

•

Any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities offered by this prospectus supplement and the accompanying prospectus are sold; and

•	The description of the Company’s common stock in its Registration Statement on Form 8-A, dated April 8, 1993, and any other amendment or report filed for the purpose of updating such description.

You may request a copy of any of these filings at no cost by writing to or telephoning the Company at the following address and telephone number:

Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, Tennessee 37203

Corporate Communications

(615) 269-8175

Communications@healthcarerealty.com

PROSPECTUS

Common Stock

Common Stock Warrants

Preferred Stock

Debt Securities

Healthcare Realty Trust Incorporated may from time to time offer, in one or more series, the following:

•	Shares of common stock;

•	Warrants to purchase shares of common stock;

•	Shares of preferred stock;

•	Debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness; or

•	Any combination of these securities, individually or as units.

Healthcare Realty will offer such securities on terms determined at the time such securities are offered. Healthcare Realty may offer its common stock and warrants, preferred stock and debt securities separately or together, in separate classes or series, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of Healthcare Realty common stock in such amounts as set forth in a prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

The securities may be sold directly through agents designated from time to time by Healthcare Realty, or to or through underwriters or dealers, or through a combination of these methods. Healthcare Realty reserves the sole right to accept, and together with its agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “PLAN OF DISTRIBUTION.” Healthcare Realty’s net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement. No securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Healthcare Realty’s common stock is listed on the New York Stock Exchange under the symbol “HR.” On February 17, 2011, the last reported sale price of its common stock was $21.92 per share.

Investing in these securities involves risks. You should carefully review the discussion under the heading “RISK FACTORS” on page 5 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 18, 2011

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Healthcare Realty has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Healthcare Realty is not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, references in this prospectus to “Healthcare Realty Trust,” “Healthcare Realty,” and the “Company” refer to Healthcare Realty Trust Incorporated, its subsidiaries and other entities in which Healthcare Realty or its subsidiaries own an interest.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that Healthcare Realty filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, Healthcare Realty may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that the Company may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time Healthcare Realty sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and/or a free writing prospectus may also add to or update other information contained in this prospectus. See “PLAN OF DISTRIBUTION” on page 19 of this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” on page 21 of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “target,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties, including those set forth below, which could significantly affect the Company’s current plans and expectations and future financial condition and results.

While it is not possible to identify all of these factors, the Company continues to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements, including:

•	The Company has recently incurred additional debt obligations and leverage may remain at higher levels;

•	The unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in the Company’s debt ratings;

•	The Company is exposed to increases in interest rates, which could adversely impact its ability to refinance existing debt, sell assets or engage in acquisition and development activity;

•	The Company may be required to sell certain properties to tenants or sponsors who hold purchase options and may not be able to reinvest the proceeds at comparable rates of return;

•	The Company is subject to risks associated with the development of properties;

•

From time to time, the Company may make material acquisitions and developments that could involve the expenditure of significant funds and may be unsuccessful in operating new and existing real estate properties;

•	The Company may incur impairment charges on its assets;

•	The Company’s long-term master leases and financial support agreements may expire and not be extended;

•	Covenants in the Company’s debt instruments limit its operational flexibility, and a breach of these covenants could materially affect the Company’s financial condition and results of operations;

•	The Company’s business operations may not generate the cash needed to service debt or fund planned capital expenditures;

•

The Company’s revenues depend on the ability of its tenants and sponsors under its leases and financial support agreements to generate sufficient income from their operations to make loan, rent and support payments to the Company;

•

If a tenant loses its licensure or certification, becomes unable to provide healthcare services, cannot meet its financial obligations to the Company or otherwise vacates a facility, the Company would have to obtain another tenant for the affected facility;

•	Many of the Company’s properties are held under long-term ground leases containing provisions that may limit the Company’s ability to lease, sell, or finance these properties;

•

If the Company is unable to re-let its properties, if the rates upon such re-letting are significantly lower than expected or if the Company is required to undertake significant capital expenditures to attract new tenants, then the Company’s business, financial condition and results of operations would be adversely affected;

•	Certain of the Company’s properties are special purpose healthcare facilities and may not be easily adapted to other uses;

•	The market price of the Company’s stock may be affected adversely by changes in the Company’s dividend policy;

•	Adverse trends in the healthcare services industry may negatively affect the Company’s lease revenues and the value of its investments;

•	The Company is exposed to risks associated with entering new geographic markets;

•	The Company may experience uninsured or underinsured losses related to casualty or liability;

•	Failure to maintain its status as a REIT could cause the Company to reduce its dividends dramatically; and

•	The ability and willingness of the Company’s lenders to make their funding commitments to the Company.

Healthcare Realty cautions you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Healthcare Realty cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on its businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Healthcare Realty undertakes no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

RISK FACTORS

An investment in the Company’s securities involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully review the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.

THE COMPANY

Healthcare Realty was incorporated in Maryland in 1993 and is a self-managed and self-administered real estate investment trust, or “REIT,” that owns, acquires, manages and develops income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States.

Healthcare Realty was formed as an independent, unaffiliated healthcare REIT. Management believes that the Company has a strategic advantage in providing its services to a more diverse group of healthcare providers because it is not affiliated with any of its clients and does not expect to become affiliated with potential clients. Management also believes that its strategic focus on the outpatient service and medical office segments of the healthcare industry allows the Company to take advantage of the continued shift in healthcare services toward outpatient settings.

The Company operates so as to qualify as a REIT for federal income tax purposes. As a REIT, the Company is not subject to corporate federal income tax with respect to that portion of its ordinary income or capital gain that is currently distributed to its stockholders.

Healthcare Realty’s principal executive offices are located at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, and its telephone number is (615) 269-8175.

SELLING STOCKHOLDERS

Healthcare Realty may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders named in a prospectus supplement. Because the Company is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, it may add secondary sales of shares of its common stock by any selling stockholders by filing a prospectus supplement with the SEC. Healthcare Realty may register these shares to permit selling stockholders to resell their shares when they deem appropriate. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of the Company’s common stock in transactions exempt from the registration requirements of the Securities Act. Healthcare Realty does not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. Healthcare Realty may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. Healthcare Realty will provide you with a prospectus supplement naming the selling stockholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling stockholder(s).

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Healthcare Realty intends to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment of indebtedness and investment in healthcare related properties.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth Healthcare Realty’s consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended December 31,					Nine Months Ended September 30, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	1.23	1.15	1.10	1.21	1.32	0.97

(1)	For the purpose of calculating the ratio of earnings to fixed charges, net income from continuing operations has been added to fixed charges, net of capitalized interest, and that sum has been divided by such fixed charges. Fixed charges consist of interest expense, which includes amortization of debt issue cost, plus one-third (the proportion deemed to be representative of the interest factor) of rent expense and capitalized interest. For the nine months ended September 30, 2010, earnings from continuing operations were insufficient to cover fixed charges by $1.9 million. This fixed charge ratio, calculated in accordance with Item 503 of Regulation S-K, includes only income from continuing operations which is reduced by depreciation and amortization and the operating results of properties currently classified as held for sale, as well as other income from discontinued operations.

GENERAL DESCRIPTION OF SECURITIES THE COMPANY MAY SELL

Healthcare Realty, directly or through agents, dealers or underwriters that it may designate, may offer and sell, from time to time, an unspecified amount of:

•	Shares of its common stock;

•	Warrants to purchase shares of its common stock;

•	Shares of its preferred stock; or

•	Its debt securities, which may be either senior debt securities or subordinated debt securities.

Healthcare Realty may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of the offering. The Company may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

Healthcare Realty is authorized to issue an aggregate of 200,000,000 shares of capital stock, which may include 150,000,000 shares of common stock and 50,000,000 shares of preferred stock. The following description of the common stock sets forth the general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of debt securities or preferred stock or upon the exercise of common stock warrants. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company’s charter and bylaws.

Holders of common stock are entitled to receive such dividends as the board of directors may declare out of funds legally available for the payment of dividends. Upon issuance, the shares of common stock will be fully paid and nonassessable and have no preferences or conversion, exchange or preemptive rights. In the event of any liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in any of the

Company’s assets remaining after the satisfaction of all obligations and liabilities and after required distributions to holders of preferred stock, if any. The common stock is subject to restrictions on transfer under certain circumstances described under “Restrictions on Transfer” below. Each share is entitled to one vote on all matters voted upon by the stockholders. Holders of shares of common stock have no cumulative voting rights.

Transfer Agent and Exchange Listing

Wells Fargo Bank, National Association is the transfer agent and registrar for the common stock. The common stock is listed on the New York Stock Exchange under the symbol HR.

Restrictions on Transfer

For Healthcare Realty to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”):

1.	Not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer individuals at any time during the last half of its taxable year; and

2.	Its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In order to ensure that requirement (1) above is satisfied, the board of directors has the power to refuse to transfer shares of its capital stock to any person whose acquisition of such shares would result in the direct or indirect ownership of more than 9.9% in value of the outstanding capital stock.

In connection with the foregoing, if the board of directors, at any time and in good faith, believes that direct or indirect ownership (as determined under applicable federal tax attribution rules) in excess of this ownership limit has or may become concentrated in the hands of one beneficial owner, the board of directors has the power to refuse to transfer or issue these excess shares to a person whose acquisition of such excess shares would cause a beneficial holder to exceed the ownership limit. Further, any transfer of excess shares that would cause a beneficial owner to hold shares of capital stock in excess of the ownership limit shall be deemed void, and the intended transferee shall be deemed never to have had an interest therein.

If at any time there is a transfer in violation of these restrictions, the excess shares shall be deemed to have been transferred to the Company, as trustee for the benefit of such persons to whom the excess shares are later transferred. Subject to Healthcare Realty’s right to purchase the excess shares, the interest in the trust representing the excess shares shall be freely transferable by the intended transferee at a price that does not exceed the price paid by the intended transferee of the excess shares. Excess shares do not have voting rights, and will not be considered for the purpose of any shareholder vote or determining a quorum, but will continue to be reflected as issued and outstanding stock. The Company will not pay dividends with respect to excess shares. The Company may purchase excess shares for the lesser of the amount paid for the excess shares by the intended transferee or the market price. The market price for any stock so purchased shall be equal to the fair market value of such shares reflected in:

•	The closing sales price for the stock, if then listed on a national securities exchange;

•	The average closing sales price of such stock, if then listed on more than one national securities exchange; or

•

If the stock is not then listed on a national securities exchange, the latest bid quotation for the stock if then traded over-the-counter, as of the day immediately preceding the date on which notices of such purchase are sent by the Company.

If no such closing sales prices or quotations are available, the purchase price shall equal the net asset value of such stock as determined by the board of directors in accordance with applicable law.

All certificates representing shares of common stock bear a legend referring to the restrictions described above. These restrictions may have the effect of preventing an acquisition of control of Healthcare Realty by a third party.

Business Combinations

Under Maryland law, some “business combinations” (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock (an “interested shareholder”) must be: (1) recommended by the corporation’s board of directors; and (2) approved by the affirmative vote of at least (a) 80% of the corporation’s outstanding shares entitled to vote and (b) two-thirds of the outstanding shares entitled to vote which are not held by the interested shareholder with whom the business combination is to be effected, unless, among other things, the corporation’s common shareholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for his or her shares. In addition, an interested shareholder or any affiliate thereof may not engage in a business combination with the corporation for a period of five years following the date he or she becomes an interested shareholder. These provisions of Maryland law do not apply, however, to business combinations that are approved by the board of directors of a Maryland corporation prior to such person becoming an interested shareholder.

Control Share Acquisitions

Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” may not be voted except to the extent approved by a vote of two-thirds of all the votes entitled to be cast on the matter by shareholders excluding voting shares owned by the acquirer, and officers and directors who are also employees of the corporation. “Control shares” are voting shares which, if aggregated with all other shares owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, would entitle the acquirer to vote: (1) 10% or more but less than one-third: (2) one-third or more but less than a majority: or (3) a majority or more of the outstanding voting shares. Control shares do not include shares the acquiring person is entitled to vote because shareholder approval has previously been obtained. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation’s board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders’ meeting.

Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If the shareholders approve voting rights for control shares and the acquirer is entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter’s rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation prior to a control share acquisition.

The limitation on ownership of common stock set forth in the Company’s charter, as well as the provisions of Maryland law described above, could have the effect of discouraging offers to acquire HR and of increasing the difficulty of consummating any such offer.

Dividend Reinvestment Plan and Employee Stock Purchase Plan

Healthcare Realty has adopted and implemented a dividend reinvestment plan to provide registered owners of its common stock with a method of investing dividends and other distributions paid in cash in additional shares of the common stock. Healthcare Realty has also adopted an employee stock purchase plan to allow employees to purchase common stock on terms and conditions set forth in such plan. Since such additional common stock will be purchased from the Company, the Company will receive additional funds which will be used for its general corporate purposes.

DESCRIPTION OF COMMON STOCK WARRANTS

Healthcare Realty may issue warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under a separate warrant agreement to be entered into between the Company and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as the Company’s agent in connection with the common stock warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrants. Further terms of the common stock warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any common stock warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	The title of such common stock warrants;

•	The aggregate number of such common stock warrants;

•	The price or prices at which such common stock warrants will be issued;

•	The designation, number and terms of the shares of common stock purchasable upon exercise of such common stock warrants;

•	The designation and terms of the other securities with which such common stock warrants are issued and the number of such common stock warrants issued with each such offered security;

•	The date, if any, on and after which such common stock warrants and the related common stock will be separately transferable;

•	The price at which each share of common stock purchasable upon exercise of such common stock warrants may be purchased;

•	The date on which the right to exercise such common stock warrants shall commence and the date on which such right shall expire;

•	The minimum or maximum amount of such common stock warrants that may be exercised at any one time;

•	Information with respect to book-entry procedures, if any;

•	A discussion of certain federal income tax considerations; and

•	Any other terms of such common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such common stock warrants.

You should review the section captioned “DESCRIPTION OF COMMON STOCK” for a general description of the common stock which would be acquired upon the exercise of the common stock warrants.

DESCRIPTION OF PREFERRED STOCK

General

Healthcare Realty is authorized to issue 50,000,000 shares of preferred stock. The following description of the preferred stock sets forth certain anticipated general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of preferred stock (which terms may be different than those stated below) will be described in the prospectus supplement to which such series relates. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the prospectus supplement, the Company’s charter, (including the amendment describing the designations, rights, and preferences of each series of preferred stock) and bylaws.

Subject to limitations prescribed by Maryland law and the charter, the Company’s board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or the duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The prospectus supplement relating to preferred stock will contain the specific terms, including:

•	The title and stated value of such preferred stock;

•	The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	The dividend rate(s), period(s) and or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	The date from which dividends on such preferred stock shall accumulate, if applicable;

•	The provision for a sinking fund, if any, for such preferred stock;

•	The provisions for redemption, if applicable, of such preferred stock;

•	Any listing of such preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	A discussion of certain federal income tax considerations applicable to such preferred stock;

•	The relative ranking and preferences of such preferred stock as to dividend rights and rights upon the Company’s liquidation, dissolution or winding up of its affairs;

•

Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the Company’s status as a REIT; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, rank:

•

Senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•

On a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

•

Junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

Dividends

Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of the Company’s assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the Company’s stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Healthcare Realty will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).

Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at the Company’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that the Company shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. Healthcare Realty may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the Company’s issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of the Company’s ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, the Company shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock to preserve the Company’s REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If the Company is to redeem fewer than all of the outstanding preferred stock of any series, it will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that will not result in the issuance of any excess shares.

Healthcare Realty will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed. If notice of redemption of any preferred stock has been given and the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Healthcare Realty’s affairs, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of the Company’s capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of the Company’s assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Company’s legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, the Company’s remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in the Company’s capitalization, amendments to the Company’s charter and mergers and dispositions.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

The provisions of a series of preferred stock may provide for additional rights, remedies, and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Restrictions on Ownership

As discussed above under “DESCRIPTION OF COMMON STOCK — Restrictions on Transfer,” for the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Therefore, ownership and transfer of each series of preferred stock will be restricted in the same manner as the common stock.

All certificates representing preferred stock will bear a legend referring to the restrictions described above.

DESCRIPTION OF DEBT SECURITIES

Healthcare Realty may issue debt securities under one or more trust indentures to be executed by the Company and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) have been filed as exhibits to the registration statement of which this prospectus is a part.

General

The debt securities will be the Company’s direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of the Company’s senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between the Company and a trustee.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the Company’s board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	The title of such debt securities and whether such debt securities are senior securities or subordinated securities;

•	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•

The percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock (if applicable), or the method by which any such portion shall be determined;

•	If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	The date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•

The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•

The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such debt securities and the applicable indenture may be served;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at the Company’s option, if it has such an option;

•

Healthcare Realty’s obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•

If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•

Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	Any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	Any provisions for collateral security for repayment of such debt securities;

•	Whether such debt securities will be issued in certificated and/or book-entry form;

•

Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•

The terms, if any, upon which such debt securities may be convertible into the Company’s common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•

Whether and under what circumstances Healthcare Realty will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such debt securities in lieu of making such payment; and

•	Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.

The applicable indenture may contain provisions that would limit the Company’s ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control.

Restrictions on ownership and transfer of Healthcare Realty’s common stock and preferred stock are designed to preserve the Company’s status as a REIT and, therefore, may act to prevent or hinder a change of control. See “DESCRIPTION OF PREFERRED STOCK — Restrictions on Ownership.” Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that, in addition to certain other conditions and limitations:

•

Either the Company shall be the continuing corporation, or the successor corporation (if other than Healthcare Realty) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•

Immediately after giving effect to such transaction and treating any indebtedness which becomes the Company’s obligation or an obligation of one of its subsidiaries as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	An officer’s certificate and legal opinion covering such conditions shall be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring the Company to take certain actions and prohibiting it from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (in certain circumstances, with grace and cure periods):

•	Default in the payment of any installment of interest on any debt security of such series;

•	Default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•	Default in making any required sinking fund payment for any debt security of such series;

•

Default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•

Default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and

•	Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of its significant subsidiaries or their property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•

Healthcare Realty shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•

All events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	In the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	In respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within 90 days of an event of default under the applicable indenture unless such event of default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any event of default with respect to such series (except an event of default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, the Company will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

It is anticipated that modifications and amendments of an indenture may be made by Healthcare Realty and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	Reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	Impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	Reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive the Company’s compliance with certain covenants in such indenture.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

Redemption of Securities

The applicable indenture will provide that the debt securities may be redeemed at any time at the Company’s option, in whole or in part, for certain reasons intended to protect the Company’s status as a REIT. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Conversion of Securities

The terms and conditions, if any, upon which any debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

•	Whether such debt securities are convertible into common stock or preferred stock;

•	The conversion price (or manner of calculation thereof);

•	The conversion period;

•	Provisions as to whether conversion will be at the option of the holders or the Company;

•	The events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•	Any restrictions on conversion, including restrictions directed at maintaining the Company’s REIT status.

Subordination

Upon any distribution to the Company’s creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default in senior securities exists that permits the holders of such senior securities to accelerate their maturity and the default is the subject of judicial proceedings or Healthcare Realty receives notice of the default. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of subordinated securities. If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of the Company’s most recent fiscal quarter.

FEDERAL INCOME TAX CONSIDERATIONS

Healthcare Realty is and intends to remain qualified as a REIT under the Code. As a REIT, the Company’s net income which is distributed as dividends to shareholders will be exempt from federal taxation. Distributions to the Company’s shareholders generally will be includable in their income. However, dividends distributed which are in excess of current or accumulated earnings will be treated for tax purposes as a return of capital to the extent of a shareholder’s basis, and will reduce the basis of shareholders’ securities with respect to which the distribution is paid or, to the extent that they exceed such basis, will be taxed in the same manner as gain from the sale of those securities.

PLAN OF DISTRIBUTION

Healthcare Realty may sell securities through underwriters for public offer and sale by them, and also may sell securities offered hereby to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Healthcare Realty also may, from time to time, authorize underwriters acting as its agents to offer and sell securities upon terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters or agents in connection with an offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Underwriters, dealers and agents may be entitled, under agreements to be entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act or to contributions with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

If so indicated in the applicable prospectus supplement, the Company will authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase securities from the Company at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts.

During such time as the Company may be engaged in a distribution of the securities covered by this prospectus the Company is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Company, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered hereby will be passed upon for Healthcare Realty by Waller Lansden Dortch & Davis, LLP. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The financial statements and schedules as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, which are incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP (formerly known as BDO Seidman, LLP), an independent registered public accounting firm, also incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus summarizes material provisions of contracts and other documents referred to by the Company. Since this prospectus may not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus. Healthcare Realty has not, and the underwriters have not, authorized any other person to provide you with different or inconsistent information from that contained in this prospectus and the applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Healthcare Realty is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement, as well as information Healthcare Realty previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus and the applicable prospectus supplement. Healthcare Realty’s business, financial condition, results of operations and prospects may have changed since those dates.

Healthcare Realty files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549 and at regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company’s SEC filings are also available to the public at the SEC’s web site at www.sec.gov. In addition, the Company’s stock is listed for trading on the NYSE. You can inspect the Company’s reports, proxy statements and other information about Healthcare Realty at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Healthcare Realty makes available free of charge through its website, which you can find at www.healthcarerealty.com, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Information on the Company’s website shall not be deemed to be a part of this Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus. This means that the Company can disclose important information to you by referring you to another document that the Company has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus. Information that the Company files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference into this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

The Company is incorporating by reference the following documents, which it has previously filed with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

(1) its Annual Report on Form 10-K for the year ended December 31, 2009;

(2) its Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2010; June 30, 2010; and September 30, 2010;

(3) its Current Reports on Form 8-K and Form 8-K/A filed on February 8, 2010; May 20, 2010; June 17, 2010; September 17, 2010; October 1, 2010; December 13, 2010; December 30, 2010; January 10, 2011; and January 11, 2011;

(4) any future filings the Company makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings under this prospectus (other than documents or information deemed furnished and not filed in accordance with SEC rules); and

(5) the description of the Company’s common stock contained in its Registration Statement on Form 8-A, dated April 8, 1993, and any other amendment or report filed for the purpose of updating such description.

You may request a copy of any of these filings, at no cost, by writing to or telephoning the Company at the following address or telephone number:

Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, Tennessee 37203

Attention: Gabrielle M. Andrés

(615) 269-8175

Communications@healthcarerealty.com

3,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan

July 16, 2013